Exhibit 10.7

GUARANTEE

TO:                                      (“Indemnified Party”)

Re:	Indemnification Agreement (the “Agreement”) as of the day of , , between Enbridge Energy Company, Inc. (the “Corporation”) and the Indemnified Party

In consideration of the Indemnified Party acting as a director or officer of the Corporation, the sum of $1.00 now paid by the Indemnified Party to Enbridge Inc. (the “Guarantor”) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Indemnified Party as follows:

1.	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual performance by the Corporation of its obligations under the Agreement made between the Corporation and the Indemnified Party including, without limitation, the payment of all costs, charges, expenses, debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time due or owing by the Corporation to the Indemnified Party or remaining unpaid by the Corporation to the Indemnified Party pursuant to the Agreement (hereinafter collectively referred to as the “Obligations”).

2.	Guarantee Absolute

(a)	The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be affected by:

(i)	any lack of validity or enforceability of any agreements between the Corporation and the Indemnified Party; any change in the time, manner or place of payment of or in any other term of such agreements or the failure on the part of the Corporation to carry out any of its obligations under such agreements;

(ii)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(iii)	the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Corporation;

(iv)	any lack or limitation of power, incapacity or disability on the part of the Corporation or of the directors, partners or agents thereof, or any other irregularity, defect or informality on the part of the Corporation in its obligations to the Indemnified Party; or

(v)	any other law, regulation or other circumstance which might otherwise constitute a defence available to, or a discharge of, the Corporation in respect of any or all of the Obligations.

(b)	Any amount which may not be recoverable from the Guarantor by the Indemnified Party on the basis of a guarantee shall be recoverable by the Indemnified Party from the Guarantor as principal debtor in respect thereof and shall be paid to the Indemnified Party forthwith after demand therefor.

3.	Benefit of the Guarantee

This Guarantee will enure to the benefit of the Indemnified Party and his or her heirs and legal representatives and shall be binding upon the successors of the Guarantor.

4.	Governing Law

This Guarantee shall be governed and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Parties attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta in respect of any court action arising hereunder.

GUARANTOR:

ENBRIDGE INC.

Per:

Date of Execution		Name:
Title:

SCHEDULE OF OMITTED AGREEMENTS

The following Guarantees have not been filed as exhibits pursuant to Instruction 2 of Item 601 of Regulation S-K. These documents are substantially identical in all material respects to Exhibit 10.7 to this Form 10-Q/A.

1.	Guarantee, dated effective as of April 25, 2002, by Enbridge Energy Company, Inc., in favor of J. Richard Bird.

2.	Guarantee, dated effective as of April 25, 2002, by Enbridge Energy Company, Inc., in favor of Chris Kaitson.

3.	Guarantee, dated effective as of April 25, 2002, by Enbridge Energy Company, Inc., in favor of Joel W. Kanvik.

4.	Guarantee, dated effective as of April 25, 2002, by Enbridge Energy Company, Inc., in favor of Mark A. Maki.

5.	Guarantee, dated effective as of April 25, 2002, by Enbridge Energy Company, Inc., in favor of Terrance L. McGill.

6.	Guarantee, dated effective as of April 1, 2003, by Enbridge Energy Company, Inc., in favor of Jeffrey A. Connelly.

7.	Guarantee, dated effective as of April 24, 2003, by Enbridge Energy Company, Inc., in favor of Richard L. Adams.

8.	Guarantee, dated effective as of July 22, 2004, by Enbridge Energy Company, Inc., in favor of Leon A. Zupan.

9.	Guarantee, dated effective as of July 23, 2004, by Enbridge Energy Company, Inc., in favor of Bruce A. Stevenson.

10.	Guarantee, dated effective as of July 28, 2006, by Enbridge Energy Company, Inc., in favor of John A. Loiacono.

11.	Guarantee, dated effective as of September 1, 2006, by Enbridge Energy Company, Inc., in favor of Stephen J. Neyland.

12.	Guarantee, dated effective as of October 29, 2007, by Enbridge Energy Company, Inc., in favor of Kerry C. Puckett.

13.	Guarantee, dated effective as of October 29, 2007, by Enbridge Energy Company, Inc., in favor of Allan M. Schneider.

14.	Guarantee, dated effective as of October 29, 2007, by Enbridge Energy Company, Inc., in favor of Dan A. Westbrook.

15.	Guarantee, dated effective as of January 28, 2008, by Enbridge Energy Company, Inc., in favor of Stephen J. Wuori.

16.	Guarantee, dated effective as of April 28, 2008, by Enbridge Energy Company, Inc., in favor of Kenneth C. Lanik.

17.	Guarantee, dated effective as of July 23, 2010, by Enbridge Energy Company, Inc., in favor of J. Herbert England.

18.	Guarantee, dated effective as of October 27, 2010, by Enbridge Energy Company, Inc., in favor of Janet Coy.

19.	Guarantee, dated effective as of October 27, 2010, by Enbridge Energy Company, Inc., in favor of Susan Miller.

20.	Guarantee, dated effective as of October 27, 2010, by Enbridge Energy Company, Inc., in favor of Byron Neiles.

21.	Guarantee, dated effective as of October 27, 2010, by Enbridge Energy Company, Inc., in favor of William Ramos.

22.	Guarantee, dated effective as of July 30, 2012, by Enbridge Energy Company, Inc., in favor of Rebecca B. Roberts.

23.	Guarantee, dated effective as of October 31, 2012, by Enbridge Energy Company, Inc., in favor of Darren J. Yaworsky.

24.	Guarantee, dated effective as of April 30, 2013, by Enbridge Energy Company, Inc., in favor of Bradley F. Shamla.

25.	Guarantee, dated effective as of July 29, 2013, by Enbridge Energy Company, Inc., in favor of Noor S. Kaissi.